Exhibit 99.1

                                                                   [LOGO] DynTek

                                                                   PRESS RELEASE
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For more information, contact:
Linda Ford                          Rob Schatz / Rich Cooper
DynTek, Inc.                        Strategic Growth International
949-798-7215                        212-838-1444
linda.ford@dyntek.com               info@sgi-ir.com

             Robert Webber to Join DynTek as Chief Financial Officer

Irvine, CA -July 1, 2004- DynTek, Inc. (Nasdaq: DYTK, DYTKP, DYTKW), a leading provider of technology, management and cyber security solutions to the state and local government sector, today announced that Robert Webber will join the company as chief financial officer, effective July 12, 2004.

As chief financial officer, Mr. Webber will direct DynTek's financial and operational policies, objectives and initiatives. He has extensive experience in mergers and acquisitions, strategic planning, financing, compliance and organizational development. Mr. Webber has held senior executive positions with several high tech companies and has developed strategic growth, repositioning and operational initiatives for multiple companies as a senior consultant for McKinsey & Company, Inc. In addition, Mr. Webber served as a corporate and securities lawyer with a scope of practice that included mergers and acquisitions, corporate transactions and financing.

Mr. Webber holds a Master of Business Administration from Harvard University and a Juris Doctor degree from the Columbia University School of Law.

"Rob's business and legal acumen and expertise in strategic planning, corporate development and growth management will be key in implementing DynTek's continuing M&A strategy, financing objectives and overall business plan," said Steve Ross, DynTek's chief executive officer. "We are elated to have Rob join our team and look forward to the value he will add to the organization."

About DynTek
DynTek is a leading provider of dynamic technology, management and cyber security solutions to the state and local government market. Our broad range of services is designed to help organizations meet their critical business needs through the effective and innovative use of technology. DynTek's solutions include comprehensive IT security consulting, detection, prevention and mitigation strategies and solutions; document management; staff augmentation; storage solutions; and complete network, server and desktop management and support. Each of our offerings incorporates an approach and methodology derived from over 18 years of experience in the assessment, design, implementation, management and support of dynamic technology solutions. For more information, visit www.dyntek.com.

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Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that certain statements in this release are "forward looking statements" within the meaning of the Private Securities

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                                                                   [LOGO] DynTek

                                                                   PRESS RELEASE
================================================================================

Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, success in reaching target markets for services and products in a highly competitive market and the ability to attract future customers, the size and timing of additional significant orders and their fulfillment, the success of the Company's business emphasis, the ability to finance and sustain operations, including the ability either to maintain and extend the Textron Factoring Facility when it becomes due or to replace it with alternative financing, the ability to raise equity capital in the future, despite historical losses from operations, the ability to fulfill the Company's obligations to third parties, and ability to defend successfully certain ongoing litigation over contract performance, the size and timing of additional significant orders and their fulfillment, the ability to turn contract backlog into revenue and net income, the continuing desire of state and local governments to outsource to private contractors and the ability of the Company to obtain extensions of the remaining profitable DMR contracts at their maturity, the performance of governmental services, the ability to develop and upgrade our technology, and the continuation of general economic and business conditions that are conducive to governmental outsourcing of service performance and the acquisition of other services and products. The Company has no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.